Exhibit 10.2
CELESTICA CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(Celestica Corporation converted from a Corporation to a Limited Liability Company under the name Celestica LLC on December 28, 2010).

Effective Date: May 1, 2010

CELESTICA CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
TABLE OF CONTENTS
1.1.    Name    1
1.2.    Effective Date    1
1.3.    Purpose    1
ARTICLE II

DEFINITIONS
2.1    Account    1
2.2    Administrator    1
2.3    Affiliate    1
2.4    Beneficiary    1
2.5    Board    2
2.6    Change In Control    2
2.7    Change in Ownership    2
2.8    Code    2
2.9    Committee    2
2.10    Company    2
2.11    Compensation    2
2.12    Deemed Investment Option    3
2.13    Eligible Employee    3
2.14    ERISA    3
2.15    Participant    3
2.16    Participating Employer    3
2.17    Plan Year    3
2.18    Qualified Default Investment Alternative    3
2.19    Qualified 401(k) Plan    3
2.20    Retirement Contribution    3
2.21    Separation From Service    4
2.22    Supplemental Plan    4
ARTICLE III

PARTICIPATION & VESTING
3.1.    Participation    4
3.2.    Cessation of Participation    4
3.3.    Vesting    4

ARTICLE IV

RETIREMENT CONTRIBUTIONS
4.1.    Retirement Contribution    4
4.2.    Termination as an Active Participant    5
ARTICLE V

DISTRIBUTIONS
5.1.    Time of Payment    5
5.2.    Form of Payment    5
5.3.    Permissible Acceleration of Payment    6
5.4.    Permissible Delay of Payment    6
ARTICLE VI

FUNDING AND INVESTMENTS
6.1.    Supplemental Plan Unfunded    7
6.2.    Establishment of Grantor Trust    7
6.3.    Participant’s Interest in the Supplemental Plan    8
6.4.    Returns on Account    8
6.5.    Deemed Investment Options    8
6.6.    Changes in Deemed Investment Options    8
6.7.    Valuation of Account    8
ARTICLE VII

ADMINISTRATION AND INTERPRETATION
7.1.    Administration    8
7.2.    Delegation    9
7.3.    Interpretation    9
7.4.    Records and Reports    9
7.5.    Payment of Expenses    9
7.6.    Participant Legal Expenses    9
7.7.    Indemnification for Liability    10
7.8.    Claims Procedure    10
7.9.    Review Procedure    10
7.10.    Incompetency of Participant or Beneficiary    11
7.11.    Disclosure to Participants    11
7.12.    Participant and Beneficiary Information    11

ARTICLE VIII

AMENDMENT, TERMINATION AND CONTINUATION
8.1.    Amendment    11
8.2.    Termination    12
8.3.    Continuation    13
ARTICLE IX

MISCELLANEOUS PROVISIONS
9.1.    Right of Employer to Take Employment Actions    13
9.2.    Alienation or Assignment of Benefits    13
9.3.    Right to Withhold    13
9.4.    Severability    14
9.5.    Headings    14
9.6.    Number and Gender    14
9.7.    Limitation of Liability    14
9.8.    Controlling Law; Severability    14
9.9.    Section 409A    14

CELESTICA CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
ARTICLE I

INTRODUCTION
1.1.    Name. The name of this plan is the Celestica Corporation Supplemental Executive Retirement Plan (the “Supplemental Plan”).
1.2.    Effective Date. The effective date of the Supplemental Plan is May 1, 2010. (the “Effective Date”)
1.3.    Purpose. This Supplemental Plan is established and maintained by the Celestica Corporation (“Celestica”) for the purposes of providing a select group of management employees with a Retirement Contribution credit on an Eligible Employee’s total Compensation including compensation in excess of the limit imposed under the Qualified 401(k) Plan. Celestica intends that the Supplemental Plan shall at all times be maintained on an unfunded basis for federal income tax purposes under the Code and administered as a non-qualified “top-hat” plan exempt from the substantive requirements of ERISA. Celestica also intends that the Supplemental Plan be operated and maintained in accordance with the requirements of §409A of the Code and the regulations and rulings thereunder.
ARTICLE II

DEFINITIONS
Whenever the following initially capitalized words and phrases are used in the Supplemental Plan, they shall have the meanings specified below unless the context clearly indicates to the contrary:
2.1    “Account” shall mean, with respect to each Participant, the value of the notional account maintained on behalf of such Participant, whether attributable to Retirement Contribution credits or any returns on Deemed Investment Options credited thereon as described in Section 6.4.
2.2    “Administrator” shall mean the Committee designated by the Board of Directors of the Company, and any successor thereto, or such individual(s) or entity designated by the Committee to administer the Plan. In the absence of such designation, the Board shall be the Administrator.
2.3    “Affiliate” means an entity, more than fifty percent (50%) of the total voting power of which is owned, directly or indirectly, by the Company or which owns directly or indirectly more than fifty percent (50%) of the total voting power of the Company.
2.4    “Beneficiary” shall mean such person(s) or legal entity that is designated by a Participant under the Supplemental Plan to receive benefits hereunder after such Participant’s death. In the event a Participant fails to designate a Beneficiary, or if all designated Beneficiaries predecease the Participant, the Beneficiary shall be determined in accordance with Section 7.12.
2.5    “Board” shall mean the Board of Directors of Celestica Corporation.
2.6    “Change In Control” means and shall be deemed to occur upon a Change in Ownership, a Change in Effective Control, or a Change in Ownership of Substantial Assets. For this purpose:
2.7    A “Change in Ownership” means that a person or group acquires more than fifty percent (50%) of the aggregate fair market value or voting power of the capital stock of the Company, including for this purpose capital stock previously acquired by such person or group; provided, however, that a Change in Ownership shall not be deemed to occur hereunder if, at the time of any such acquisition, such person or group owns more than fifty percent (50%) of the aggregate fair market value or voting power of the Company’s capital stock.
(a)    A “Change in Effective Control” means that (a) a person or group acquires (or has acquired during the immediately preceding twelve (12)-month period ending on the date of the most recent acquisition by such person or group) ownership of the capital stock of the Company possessing thirty percent (30%) or more of the total voting power of the Company, or (b) a majority of the members of the Board of the Company is replaced during any twelve (12)-month period, whether by appointment or election, without endorsement by a majority of the members of the Board prior to the date of such appointment or election.
(b)    A “Change in Ownership of Substantial Assets” means that any person or group acquires (or has acquired during the immediately preceding twelve (12)-month period ending on the date of the most recent acquisition) assets of the Company with an aggregate gross fair market value of not less than forty percent (40%) of the aggregate gross fair market value of the assets of the Company immediately prior to such acquisition. For this purpose, gross fair market value shall mean the fair value of the affected assets determined without regard to any liabilities associated with such assets.
The Board shall determine whether a Change in Control has occurred hereunder in a manner consistent with the provisions of Code Section 409A and the regulations issued thereunder.
2.8    “Code” means the Internal Revenue Code of 1986, as amended.
2.9    “Committee” shall mean a Committee of the Board (or any successor thereto) or its delegate appointed to administer the Supplemental Plan. If no members have been appointed to the Committee, the Board shall act as the Committee.
2.10    “Company” shall mean Celestica Corporation, a Delaware Corporation (“Celestica”).

2.11    “Compensation” shall mean, for each Participant, the base salary, the Celestica Team Incentive (CTI) and any other discretionary bonuses (that is approved by the Chief Legal and Administrative Officer to be includible as “Compensation” for purposes of this Plan) paid to an Eligible Employee while a Participant by the Company or any Participating Employer for a Plan Year. Notwithstanding the preceding sentence, any Eligible Employee who becomes a Participant in the Plan at the time it is first implemented in 2010, Compensation as defined in this Section shall include all such Compensation paid in 2010.
2.12    “Deemed Investment Option” shall mean some or all of the investment options designated under the Qualified 401(k) Plan and approved by the Committee, as may be changed from time to time. Each Participant shall designate the Deemed Investment Options pursuant to which deemed earnings (or losses) shall be credited to the Participant’s Account in accordance with Article VI. In the event a Participant does not affirmatively elect a Deemed Investment Option, the Participant’s Account will be deemed to be invested in the Qualified Default Investment Alternative.
2.13    “Eligible Employee” shall mean an individual who is employed by the Company or a Participating Employer as a vice president or a higher position in the United States and who is specifically designated by the Chief Legal and Administrative Officer or the Committee as eligible to participate in the Supplemental Plan.
2.14    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
2.15    “Participant” shall mean an individual who is an Eligible Employee, has commenced participation in the Plan as provide in Section 3.1, and who has not ceased participation in the Supplemental Plan in accordance with the terms of Article III hereof. In the event of the death or incompetency of a Participant, the term shall mean the Participant’s personal representative or guardian. An individual shall remain a Participant until that individual has received full distribution of any amount credited to the Participant’s Account.
2.16    “Participating Employer” shall mean any Affiliate which adopts the Supplemental Plan with the permission of the Company.
2.17    “Plan Year” shall mean the calendar year.
2.18    “Qualified Default Investment Alternative” shall mean the investment option designated under the Qualified 401(k) Plan as the default investment for Qualified 401(k) Plan participants who have been given the opportunity to make an investment election but failed to provide investment direction for their Qualified 401(k) Plan account.
2.19    “Qualified 401(k) Plan” shall mean the Celestica 401(k) Retirement Plan.
2.20    “Retirement Contribution” shall mean the amount credited under the Supplemental Plan which shall be determined in accordance with Article 4.1 of the Supplemental Plan.

2.21    “Separation From Service” means a Participant’s separation from service with the Company or its Affiliates within the meaning of §409A of the Code and the regulations issued thereunder.
2.22    “Supplemental Plan” shall mean this Celestica Corporation Supplemental Executive Retirement Plan.
ARTICLE III

PARTICIPATION & VESTING
3.1.    Participation. Participation in the Supplemental Plan is limited to Eligible Employees. Except for those Eligible Employees designated by the Chief Legal and Administrative Officer to become Participants as of the Effective Date, an individual shall become eligible to participate under the Supplemental Plan for a Plan Year as of the first day of the first payroll period commencing at least thirty (30) days following the date the Employee is designated as an Eligible Employee. An individual shall remain an Eligible Employee each Plan Year thereafter until the earlier of (i) his or her Separation From Service, (ii) the date he or she is no longer an Eligible Employee, or (iii) termination of the Supplemental Plan. .
3.2.    Cessation of Participation. A Participant who experiences a Separation from Service with the Company and who no longer has any amounts credited in his Account will cease participation hereunder. A Participant who has completed thirty (30) years of employment with the Company, any Affiliate and/or any previous employer acquired (either through asset or stock sale) by the Company or an Affiliate shall cease participating in the Plan at the end of the calendar year in which his or her 30th year of employment falls. For purposes of this Section 3.2, a Participant’s years of employment shall be measured in the same manner as years of service for vesting purposes under the Qualified 401(k) Plan.
3.3.    Vesting. A Participant’s nonforfeitable percentage in his or her Retirement Contribution under the Supplemental Plan shall be zero (0) and will become fully vested (100%) when the Participant has completed two (2) years of continuous employment with the Company and/or Participating Employer; such period of employment to be measured from his or her date of employment with the Company or Participating Employer. In addition, a Participant shall become fully vested (100%) upon death or disability (as determined under the Company’s long term disability plan for all employees). A Participant shall become fully vested (100%) if, within the three (3)-year period immediately following a Change In Control: (i) the Plan is terminated and the Participant is still employed by the Company or a Participating Employer on the date of such Plan termination, or (ii) the Company terminates the Participant’s employment for reasons other than gross or willful misconduct.

ARTICLE IV

RETIREMENT CONTRIBUTIONS
4.1.    Retirement Contribution. For each Plan Year, each Eligible Employee shall be entitled to a Retirement Contribution equal to eight (8) percent of his or her Compensation minus the safe harbor contribution actually made on his or her behalf under the Qualified 401(k) Plan and the maximum matching contribution potentially available under the Qualified 401(k) Plan regardless of whether such Eligible Employee received such matching contribution. Notwithstanding the preceding sentence, for any Participant who is eligible for a Retirement Contribution based only on Compensation for part of the Plan Year, the reductions for non-elective and potential matching contributions shall be adjusted downward to reflect only those contributions made or potentially available under the Qualified 401(k) Plan after he or she became a Participant in the Plan. Any Retirement Contribution credited under this Section 4.4 will be credited to the Participant’s Account as soon as administratively practicable or such other time(s) as the Committee may determine in its sole discretion.
4.2.    Termination as an Active Participant. An Eligible Employee who has a Separation From Service shall not be eligible to receive any further Retirement Contributions after the date of Separation from Service.
ARTICLE V

DISTRIBUTIONS
5.1.    Time of Payment.
(a)    Separation from Service. Unless a Participant makes an election in accordance with subsection (b), below, distributions of a Participant’s vested Account balance will commence upon the date that is six months after the date the Participant incurs a Separation From Service. Any delayed payments during this six-month period shall include any earnings or returns on Deemed Investment Options credited thereon as described in Section 6.4.
(b)    One Year Delay. If a Participant elects on or before the date he commences participation in the Supplemental Plan, distribution of a Participant’s vested Account balance will commence in the year after the Participant’s Separation From Service, provided that payment will commence no earlier than the date that is six months after the date the Participant incurs a Separation From Service. Any delayed payments during this period shall include any earnings or returns on Deemed Investment Options credited thereon as described in Section 6.4.
The actual payment to a Participant shall be based on the value of his or her Account as of the last day of the month immediately preceding payment to the Participant.
5.2.    Form of Payment. All distributions under the Supplemental Plan shall be paid in cash in the form of either a lump sum or up to three (3) annual installments as elected by the Participant. If annual installments are elected, the second annual installment shall be paid on

February 1st in the Plan Year that immediately follows the Plan Year in which the first annual installment was paid and each succeeding annual installment shall be paid on each applicable February 1st thereafter. The form of payment must be elected by the Participant prior to becoming a Participant as provided in Section 3.1. In the event a Participant fails to make an initial election to choose a form of payment by the deadline described in the preceding sentence, such participant shall be deemed to have made an initial election to receive payment in the form of a lump sum upon Separation from Service.
5.3.    Permissible Acceleration of Payment. No acceleration of the time or schedule of payments under the Supplemental Plan shall be permitted except as set forth in this Article 5.3 or as otherwise permitted under the Supplemental Plan and Code Section 409A(a)(3).
(a)    Change In Control. Notwithstanding any provision of the Supplemental Plan to the contrary, a Participant who incurs a Separation From Service within two (2) years following the date of a Change in Control shall receive a lump sum payment of his or her vested Account balance within the time period provided in Section 5.1.
(b)    Death. Notwithstanding any provision of the Plan to the contrary, in the event of a Participant’s death before the complete distribution of his or her Account, the remainder of such Participant’s Account shall be paid in a lump sum to the Participant’s Beneficiary by the first day of the third calendar month immediately following the date of death.
(c)    Right of Offset. If a Participant is indebted to the
Company or a Participating Employer, the Administrator, in its discretion, may accelerate and withhold a payment hereunder or withhold the amount of such indebtedness from any distribution to be made to the Participant, his or her Beneficiary or both, provided that (i) such debt was incurred in the ordinary course of the employment relationship between the Company or a Participating Employer and the Participant, (ii) the entire amount of reduction for a Plan Year does not exceed $5,000, and (iii) the reduction is made at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant.
(d)    Distribution for Taxes. The Administrator may accelerate payment of all or part of a Participant’s Account to pay state, local, or foreign tax obligations and/or taxes imposed under the Federal Insurance Contributions Act and any related federal income tax thereon, arising from a Participant’s participation in the Supplemental Plan. Such payment or withholding must be limited to the amount necessary to fulfill such tax obligation.
(e)    Small Payment. Notwithstanding any provision of the Supplemental Plan to the contrary, if the total value of a Participant’s Account payable hereunder is not greater than the applicable dollar amount under Code Section 402(g)(1)(B), and the Participant is not entitled to a benefit from any other plan that is required to be aggregated with this Supplemental Plan pursuant to Treasury Regulation §1.409A-1(c)(2), the Administrator may distribute such amount to the Participant or Beneficiary in the form of a lump sum payment.

(f)    Income Inclusion under 409A. Notwithstanding any provision of the Supplemental Plan to the contrary, in the event that the Plan fails to meet the requirements of Code Section 409A and the regulations thereunder, the Administrator may distribute to any affected Participants the lesser of: (i) the portion of his or her Accounts that is required to be included in income as a result of such failure, and (ii) his or her unpaid vested Account balance.
5.4.    Permissible Delay of Payment. The Administrator may delay payment to a date after the designated payment date pursuant to any of the following circumstances, provided that payments to similarly situated Participants are made on a reasonably consistent basis.
(a)    Payments subject to Section 162(m). All scheduled payments to a Participant may be delayed beyond the applicable distribution date under Section 5.1 herein to the extent that the Company reasonably anticipates that if all or a portion of a payment were made as scheduled, the Company’s deduction with respect to such payment would not be permitted due to the application of Code Section 162(m). Any payment that is delayed pursuant to this Section 5.4(a), must be made either during the first calendar year in which the Company reasonably anticipates, or should reasonably anticipate, that if the payment is made during such year, deduction of such payment will not be barred by application of Code Section 162(m), or during the period beginning with the date of the Participant’s Separation From Service and ending on the later of the last day of the calendar year in which Separation From Service occurs or the fifteenth (15th) day of the third (3rd) month following the calendar year in which such Separation From Service occurs.
(b)    Payments that would violate federal securities laws or other applicable law. A payment may be delayed where the Administrator reasonably anticipates that the making of the payment will violate federal securities laws or other applicable law, provided that the payment is made at the earliest date at which the Administrator reasonably anticipates that the making of the payment will not cause such violation. For purposes of this Section 5.4(b), the making of a payment that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not treated as a violation of applicable law.
(c)    Other events and conditions. The Administrator may delay a payment upon such other events and conditions as permitted under Code Section 409A.
ARTICLE VI

FUNDING AND INVESTMENTS
6.1.    Supplemental Plan Unfunded. The Supplemental Plan shall be unfunded and no trust is created by the Supplemental Plan. There will be no funding of any amounts to be paid pursuant to the Supplemental Plan; provided, however, that nothing herein shall prevent the Company from establishing one or more grantor trusts from which amounts due under the Supplemental Plan may be paid in certain instances. Except as otherwise provided herein, all benefits hereunder shall be paid from the general assets of the Company and a Participant (or his or her Beneficiary) shall have the rights of a general, unsecured creditor against the Company for any distributions due hereunder. This Supplemental Plan constitutes a mere promise by the Company to make payments in the future.
6.2.    Establishment of Grantor Trust. If not already in existence and fully funded, prior to a Change In Control, the Company shall establish under the Supplemental Plan a grantor trust that meet the requirements of IRS Revenue Procedure 92-64, and shall transfer assets to such trust in amounts sufficient to fully fund the Supplemental Plan’s aggregate liability with respect to the Accounts under the Supplemental Plan on and after the date of the Change In Control. Any Participating Employer’s obligation under the Supplemental Plan may be satisfied with assets of any such grantor trust (either before or after a Change of Control), and any such payment shall reduce such Employer’s obligation under this Plan.
6.3.    Participant’s Interest in the Supplemental Plan. A Participant has an interest only in the contributions to be made pursuant to the Supplemental Plan. A Participant has no rights or interests in any specific funds, stock or securities. Nothing in the Supplemental Plan shall be interpreted as a guaranty that any funds in a grantor trust or the assets of the Company will be sufficient to pay any such contribution credit. All distributions shall be paid by the Company or Participating Employer from its general assets and a Participant (or his or her Beneficiary) shall have the rights of a general, unsecured creditor against the Company or the Participating Employer for any distributions due hereunder. The Plan constitutes a mere promise by the Company or the Participating Employer to make benefit payments in the future.
6.4.    Returns on Account. A Participant’s Account shall be credited with returns in accordance with the Deemed Investment Options elected by the Participant on a daily basis. The rate of return, positive or negative, credited under each Deemed Investment Option is based upon the actual investment performance of the investment fund(s) approved by the Committee from time to time, and shall equal the total return of such investment fund net of asset based charges, including, without limitation, money management fees, fund expenses and mortality and expense risk insurance contract charges.
6.5.    Deemed Investment Options. Notwithstanding that the rates of return credited to Participants’ Account under the Deemed Investment Options are based upon the actual performance of the investment funds approved by the Committee, the Company shall not be obligated to invest any Retirement Contributions credited under the Supplemental Plan, or any other amounts, in such portfolios or in any other investment funds.
6.6.    Changes in Deemed Investment Options. A Participant may change the Deemed Investment Options to which the Participant’s Account are deemed to be allocated in the same frequency in effect under the Qualified 401(k) Plan or on such other basis as determined by the Committee in its sole discretion. Each such change may include (a) reallocation of the Participant’s existing Account in whole percentages of not less than one percent, and/or (b) change in the allocation of amounts to be credited to the Participant’s Account in the future.
6.7.    Valuation of Account. The value of a Participant’s Account as of any date shall equal the amounts theretofore credited to such Account, including any earnings (positive or negative) deemed to be earned on such Account in accordance with Section 6.4 through the day preceding such date, less the amounts theretofore deducted from such Account.
ARTICLE VII

ADMINISTRATION AND INTERPRETATION
7.1.    Administration. The Administrator shall be in charge of the overall operation and administration of the Supplemental Plan. The Administrator has, to the extent appropriate and in addition to the powers described elsewhere in the Supplemental Plan, full discretionary authority to construe and interpret the terms and provisions of the Supplemental Plan; to calculate the amount of any distribution; to adopt, alter and repeal administrative rules, guidelines and practices governing the Supplemental Plan; to perform all acts, including the delegation of its administrative responsibilities to advisors or other persons who may or may not be employees of the Company and/or its Affiliates; and to rely upon the information or opinions of legal counsel or experts selected to render advice with respect to the Supplemental Plan, as it shall deem advisable, with respect to the administration of the Supplemental Plan.
7.2.    Delegation. The Administrator may delegate specific responsibilities to other persons or entities as the Administrator shall determine. The Administrator may authorize one or more of its number, or any agent, to execute or deliver any instrument or to make any payment in its behalf. The Administrator may employ and rely on the advice of counsel, accountants, and such other persons as may be necessary in administering the Supplemental Plan.
7.3.    Interpretation. Nothing in the Supplemental Plan shall be interpreted or operated in a manner that may affect the terms and provisions of any Qualified 401(k) Plan. The Administrator may take any action, correct any defect, supply any omission or reconcile any inconsistency in the Supplemental Plan, or in any election hereunder, in the manner and to the extent it shall deem necessary to carry the Supplemental Plan into effect or to carry out the Company’s purposes in adopting the Supplemental Plan. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company or the Administrator arising out of or in connection with the Supplemental Plan, shall be within the absolute discretion of each of them, and shall be final, binding and conclusive on the Company, all Participants and Beneficiaries and their respective heirs, executors, administrators, successors and assigns. The Administrator’s determinations hereunder need not be uniform, and may be made selectively among Eligible Employees, whether or not they are similarly situated.
7.4.    Records and Reports. The Administrator or any delegate shall keep a record of proceedings and actions and shall maintain or cause to be maintained all such books of account, records, and other data as shall be necessary for the proper administration of the Supplemental Plan. Such records shall contain all relevant data pertaining to individual Participants and their rights under the Supplemental Plan. The Administrator shall have the duty to carry into effect all rights or benefits provided hereunder to the extent assets of the Company are properly available.

7.5.    Payment of Expenses. The Company shall bear all expenses incurred by the Administrator in administering this Plan.
7.6.    Participant Legal Expenses. If, after a Change In Control, a claim or dispute arises concerning the rights of a Participant or Beneficiary to benefits under the Supplemental Plan, regardless of the party by whom such claim or dispute is initiated, the Company shall, upon presentation of appropriate vouchers, pay all legal expenses, including reasonable attorneys’ fees, court costs, and ordinary and necessary out-of-pocket costs of attorneys, billed to and payable by the Participant or by anyone claiming under or through the Participant (such person being hereinafter referred to as the “Participant’s Claimant”), in connection with the bringing, prosecuting, defending, litigating, negotiating, or settling of such claim or dispute; provided, that:
(a)    The Participant or the Participant’s Claimant shall repay to the Company any such expenses theretofore paid or advanced by the Company if and to the extent that the party disputing the Participant’s rights obtains a judgment in its favor from a court of competent jurisdiction from which no appeal may be taken, whether because the time to do so has expired or otherwise,
(b)    In the case of any claim or dispute initiated by a Participant or the Participant’s Claimant, such claim shall be made, or notice of such dispute given, with specific reference to the provisions of this Plan, to the Administrator within two (2) years after the occurrence of the event giving rise to such claim or dispute; provided further, that
(c)    The Participant submits the voucher to the Company for reimbursement within 180 days of the expense being incurred.
7.7.    Indemnification for Liability. The Company shall indemnify the Administrator and the employees of the Company to whom the Administrator delegates duties under the Supplemental Plan, against any and all claims, losses, damages, expenses and liabilities arising from their responsibilities in connection with the Supplemental Plan, unless the same is determined to be due to gross negligence or willful misconduct.
7.8.    Claims Procedure. Within ninety (90) days following the date payment was due in accordance with the terms of the Supplemental Plan, the Participant or the Participant’s duly authorized representative (hereinafter, the “claimant”) may file a written request for payment with the Administrator. If a claim for benefits under the Supplemental Plan is denied in whole or in part, the claimant will receive written notification within forty-five (45) days following the date of such written request. The notification will include specific reasons for the denial, specific reference to pertinent provisions of this Supplemental Plan, a description of any additional material or information necessary to process the claim and why such material or information is necessary, and an explanation of the claims review procedure. To the extent a Participant hereunder is a claimant and serves as an Administrator, he or she shall not participate in any determination relating to his or her claim, and the Committee or the Company may appoint an independent individual to take the place of such Participant for purposes of making such determination.

7.9.    Review Procedure. No later than ninety (90) days following the date payment was due under the Supplemental Plan, the claimant may file a written request with the Administrator for a review of his denied claim. The claimant may review pertinent documents that were used in processing his claim, submit pertinent documents, and address issues and comments in writing to the Administrator. The Administrator will notify the claimant of his or her final decision in writing. In his or her response, the Administrator will explain the reason for the decision, with specific references to pertinent Supplemental Plan provisions on which the decision was based. To the extent a Participant hereunder is a claimant requesting a review and serves as an Administrator, he or she shall not participate in any determination relating to the review, and the Committee or the Company may appoint an independent individual to take the place of such Participant for purposes of making such determination. In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Article VII. No such legal action may be commenced more than two (2) years after the date of the Administrator’s final review decision, described in this Section 7.9.
7.10.    Incompetency of Participant or Beneficiary. The Company may from time to time establish rules and procedures which it determined to be necessary for the proper administration of the Supplemental Plan and the benefits payable to an individual in the event that the individual is declared incompetent and a conservator or other person legally charged with such individual’s care is appointed. Except as otherwise provided herein, when the Company determines that such individual is unable to manage his or her financial affairs, the Company may pay such individual’s benefits to such conservator, person legally charged with such individual’s care, or institution then contributing toward or providing for the care and maintenance of such individual. Any such payment shall constitute a complete discharge of any liability of the Company, any Participating Employer and the Supplemental Plan for such individual.
7.11.    Disclosure to Participants. Each Participant shall receive either a description or a copy of the Supplemental Plan at the Committee’s discretion and the Company will make available for inspection by any Participant or designated Beneficiary a copy of the rules and regulations used by the Company in administering the Supplemental Plan, and, upon a Participant’s or designated Beneficiary’s written request, a copy of the plan document if one was not distributed.
7.12.    Participant and Beneficiary Information. Each Participant shall keep the Administrator informed of his or her current address and the current address of his or her designated beneficiary or beneficiaries. A Participant may from time to time change his designated Beneficiary without the consent of such Beneficiary by filing a new designation in writing with the Administrator. If no Beneficiary designation is in effect at the time of the Participant’s death, or if the designated Beneficiary is missing or has predeceased the Participant, distribution shall be made to the Participant’s surviving spouse, or if none, to his surviving children per stirpes, and if none, to his estate. The Administrator shall not be obligated to search for any person. If such person is not located within one year after the date on which payment of the Participant’s death benefit is payable under the Plan, payment shall be made to the Participant’s estate.

ARTICLE VIII

AMENDMENT, TERMINATION AND CONTINUATION
8.1.    Amendment. Except as provided below, the Committee shall have the right, at any time, to amend or terminate the Supplemental Plan in whole or in part. Any amendment or termination of the Supplemental Plan shall comply with the requirements of §409A of the Code. No amendment may be made to the Supplemental Plan that (i) adversely affects the right of any Participant or Beneficiary to a benefit or payment due under the Plan, or (ii) after a Change in Control, changes the Deemed Investment Options, without the written approval of any Participants or Beneficiaries who have elected to have their Account deemed invested in such options. The Company may at any time recommend amendments to the Supplemental Plan to the Committee. If the Supplemental Plan is discontinued with respect to future contribution credits, notional Account balances shall be distributed in accordance with Article V and shall only be accelerated to provide for an earlier commencement date in the sole discretion of the Committee and in compliance with §409A of the Code and its regulations thereunder. In the event the Company or any Participating Employer discontinues future participation in the Supplemental Plan, the Company and/or the Participating Employer, as applicable, shall continue to be responsible for returns on Participant and Beneficiary Accounts (determined in accordance with Section 6.4) until such Accounts are fully distributed in accordance with the terms of the Supplemental Plan.
8.2.    Termination. The Board may take action to provide for the acceleration of the time and form of a payment, or a payment hereunder, where the acceleration of the payment is made pursuant to a termination and liquidation of the Supplemental Plan in accordance with one of the following:
(a)    The termination and liquidation of the Plan pursuant to an irrevocable action taken within the thirty (30) days preceding or the twelve (12) months following a Change In Control, provided that all agreements, methods, programs, and other arrangements sponsored by the Company or a Participating Employer immediately after the Change In Control event with respect to which deferrals of compensation that, together with the Supplemental Plan, are treated as a single plan for purposes of Treasury Regulation §1.409A-1(c)(2) (the “Aggregated Plans”) are terminated and liquidated with respect to each Participant that experienced the Change In Control event, so that under the terms of the termination and liquidation all such Participants are required to receive all amounts of compensation deferred under the terminated Aggregated Plans within twelve (12) months of the date of the irrevocable action taken to terminate and liquidate such Aggregated Plans.
(b)    The termination and liquidation of the Supplemental Plan within twelve (12) months of a corporate dissolution of the Company that is taxed under Code Section 331, or approved by a bankruptcy court pursuant to 11 U.S.C. § 503(b)(1)(A), provided that the amounts deferred under the Supplemental Plan are included in the Participants’ gross incomes in the latest of the following years (or, if earlier, the taxable year in which the amount is actually or constructively received):

(i)    The calendar year in which Supplemental Plan termination and liquidation occurs;
(ii)    The first calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or
(iii)    The first calendar year in which the payment is administratively practicable.
(c)    The termination and liquidation of the Supplemental Plan, where:
(i)    Such termination and liquidation does not occur proximate to a downturn in the financial health of the Company or a Participating Employer, as applicable;
(ii)    To the extent the same Participant had deferrals of thereunder, all Aggregated Plans are likewise terminated and liquidated;
(iii)    No payments in liquidation of the Plan are made within twelve (12) months of the date the irrevocable action is taken to terminate and liquidate the Plan, other than payments that would be payable under the terms of the Plan if the action to terminate and liquidate the Plan had not occurred;
(iv)    All payments are made within twenty-four (24) months of the date the irrevocable action is taken to terminate and liquidate the Plan; and
(v)    The Company and Participating Employer, as applicable, does not adopt a new plan that would be aggregated with the Plan if the Participant participated in both plans, at any time within three years following the date the irrevocable action is taken to terminate and liquidate the Plan.
(d)    Any other termination and liquidation event that is permissible under Code Section 409A.
8.3.    Continuation. This Supplemental Plan may be continued after a sale of the assets of the Company or a merger or consolidation of the Company into or with another corporation or entity if and to the extent that the transferee, purchaser or successor entity agrees to continue the Supplemental Plan. If the transferee, purchaser or successor entity does not continue the Supplemental Plan, then the Supplemental Plan shall be terminated in accordance with the provisions of Section 8.2 of this Article VIII.

ARTICLE IX

MISCELLANEOUS PROVISIONS
9.1.    Right of Employer to Take Employment Actions. The adoption and maintenance of the Supplemental Plan shall not be deemed to constitute a contract between the Company (including its Affiliates) and any Eligible Employee, nor to be a consideration for, nor an inducement or condition of, the employment of any person. Nothing herein contained, or any action taken hereunder, shall be deemed to give any Eligible Employee the right to be retained in the employ of the Company or its Affiliates or to interfere with the right of the Company or its Affiliates to discharge any Eligible Employee at any time, nor shall it be deemed to give to the Company or its Affiliates the right to require the Eligible Employee to remain in the employ of the Company or any of its Affiliates, nor shall it interfere with the Eligible Employee’s right to terminate his or her employment at any time. Nothing in the Supplemental Plan shall prevent the Company or any Affiliate from amending, modifying, or terminating any other benefit plan.
9.2.    Alienation or Assignment of Benefits. A Participant’s rights and interest under the Supplemental Plan shall not be assigned or transferred except as otherwise provided herein, and the Participant’s rights to payments under the Supplemental Plan shall not be subject to alienation, pledge or garnishment by or on behalf of creditors (including heirs, beneficiaries, or dependents) of the Participant or of a Beneficiary.
9.3.    Right to Withhold. To the extent required by law in effect at the time a distribution is made from the Supplemental Plan, the Company, its Affiliates or the agents of the foregoing shall have the right to withhold or deduct from any payments any taxes required to be withheld by federal, state or local governments.
9.4.    Severability. If any provision of the Supplemental Plan is held unenforceable, the remainder of the Supplemental Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Supplemental Plan.
9.5.    Headings. The headings of the Articles and Sections of the Supplemental Plan are for reference only. In the event of a conflict between a heading and the contents of an Article or Section, the contents of the Article or Section shall control.
9.6.    Number and Gender. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply, and references to the male gender shall be construed as applicable to the female gender where applicable, and vice versa.
9.7.    Limitation of Liability. Notwithstanding any provision herein to the contrary, neither the Company, the Committee nor any individual acting as employee or agent of the Company shall be liable to any Participant, former Participant, Beneficiary, or any other person for any claim, loss, liability or expense incurred in connection with the Supplemental Plan, unless attributable to fraud or willful misconduct on the part of the Company, the Committee or any such agent of the Company.
9.8.    Controlling Law; Severability. Except to the extent superseded by any Federal law, the Supplemental Plan is created and shall be interpreted under the laws of the State of New York; provided, however, that if any provision is susceptible to more than one interpretation, it shall be interpreted in a manner consistent with the Supplemental Plan being a nonqualified “top hat” plan.
9.9.    Section 409A. The Supplemental Plan is intended to comply with the applicable requirements of §409A of the Code and its corresponding regulations and related guidance, and shall be administered in accordance with and interpreted to comply with §409A of the Code to the extent §409A of the Code applies to the Supplemental Plan. Notwithstanding anything in the Supplemental Plan to the contrary, elections to defer Compensation, as applicable, to the Supplemental Plan, and distributions from the Supplemental Plan, may only be made in a manner and upon an event permitted by §409A of the Code. To the extent that any provision of the Supplemental Plan would cause a conflict with the requirements of §409A of the Code, or would cause the administration of the Supplemental Plan to fail to satisfy the requirements of §409A of the Code, such provision shall be deemed null and void to the extent permitted by applicable law. For purposes of the limitations on nonqualified deferred compensation under §409A of the Code, each payment of compensation under the Supplemental Plan shall be treated as a separate payment of compensation for purposes of applying the deferral election rules under §409A of the Code and the exclusion from §409A of the Code for certain short-term deferral amounts. Further, any reimbursements or in-kind benefits provided under the Supplemental Plan shall be made or provided in accordance with the requirements of §409A of the Code, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the period of time specified in the Supplemental Plan, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year, (iii) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.
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